                                                                    Exhibit 23.4

                        [NETHERLAND, SEWELL LETTERHEAD]


           Consent of Independent Petroleum Engineers and Geologists


As independent petroleum engineers and geologists, we hereby consent to the incorporation by reference in this Registration Statement of our Firm's review of the proved oil and gas reserve quantities as of January 1, 1997, for certain of Apache Corporation's interests located in the Arab Republic of Egypt, and to all references to our Firm in this Registration Statement.


                                        Netherland, Sewell & Associates, Inc.


                                        By: /s/ Clarence M. Netherland
                                           ---------------------------------
                                                Clarence M. Netherland
                                                      Chairman


Dallas, Texas
January 22, 1998